UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2023

DRIVEN BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39898	47-3595252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 South Church Street, Suite 700

Charlotte, North Carolina 28202

(Address of principal executive offices) (Zip Code)

(704) 377-8855

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Driven Brands Holdings Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 8, 2023 (the “Original Form 8-K”). The Original Form 8-K disclosed that the employment of Tiffany Mason, the Company’s former Chief Financial Officer, ended on May 4, 2023. The sole purpose of this Amendment is to disclose the terms and conditions of the Separation Agreement and General Release (“Agreement”) that the Company and Ms. Mason entered into on June 5, 2023. No other changes have been made to the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, Ms. Mason’s employment with the Company ended on May 4, 2023, which the Compensation Committee of the Company’s Board of Directors determined was a termination without cause under her employment agreement with the Company. In connection with her termination, the Company and Ms. Mason entered into the Agreement, which provides for: (i) a severance cash payment in the amount of $550,000, payable in equal installments over the next twelve months; (ii) accelerated vesting of 1/3 of Ms. Mason’s unvested performance-based restricted stock awards (“RSAs”) (37,615 shares); (iii) accelerated vesting of 1/3 of Ms. Mason’s unvested performance-based top-up options (the “Top-Up Options”) (86,493 options to buy shares at $22.00 per share); (iv) accelerated vesting of unvested time-based RSAs that were scheduled to vest on August 3, 2023 (1,299 shares); (v) accelerated vesting of unvested time-based Top-Up Options that were scheduled to vest on August 3, 2023 (11,269 options to buy shares at $22.00 per share); and (vi) a waiver of the continuous service requirement with respect to 1/2 of the unvested performance-based RSAs and unvested performance-based Top-Up Options until May 4, 2025 (the “Continued Eligible Vesting RSAs and Top-Up Options”) (a total of 56,990 shares and options to purchase 131,049 shares at $22.00 per share). The Continued Eligible Vesting RSAs and Top-Up Options continue to be subject to the performance criteria set forth in the respective grant agreements, and, if such RSAs and Top-Up Options do not meet the performance criteria prior to May 4, 2025, they will be cancelled and forfeited. Except as set forth above, all other unvested equity previously granted to Ms. Mason during her employment with the Company was cancelled and forfeited. The Agreement also includes a general release of claims and lock-up agreement for 12 months and re-affirms certain confidentiality, non-competition, non-solicitation, non-disparagement, and cooperation covenants under Ms. Mason’s employment agreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Separation Agreement and General Release by and between Driven Brands Shared Services LLC and Tiffany Mason, dated as of June 5, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVEN BRANDS HOLDINGS INC.

Date: June 8, 2023	By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President, General Counsel and Secretary